Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Contact:	Investor Relations Contact:

Dana Dye	Michael Magaro
The Bateman Group for TIBCO	TIBCO Software Inc.
(415) 846-1001	(650) 846-5747
danadye@bateman-group.com	mmagaro@tibco.com

TIBCO SOFTWARE REPORTS

SECOND QUARTER FINANCIAL RESULTS

PALO ALTO, Calif., June 23, 2005 – TIBCO Software Inc. (Nasdaq:TIBX), a leading business integration and process management software company that enables real-time business, today announced results for its second fiscal quarter ended May 29, 2005. Total revenues for the second quarter were $101.4 million. License revenues for the second quarter were $41.8 million. Net income for the quarter calculated in accordance with accounting principles generally accepted in the United States was $21.7 million or $0.10 per share on a fully diluted basis. This includes a tax benefit of $18.2 million related to the partial release of the valuation allowance previously recorded against the Company’s deferred tax assets.

TIBCO had non-GAAP net income for the second fiscal quarter of $8.6 million. TIBCO’s non-GAAP net income per share on a fully diluted basis was $0.04 for the quarter. Non-GAAP results exclude stock-based compensation charges, amortization of acquired intangibles and restructuring charges and assume a non-GAAP effective tax rate of 38%.

“Although our results came in below expectations, we did see significant improvement in the number of deals closed in the quarter and the diversification of those deals. We also remained profitable and generated cash,” said Vivek Ranadivé, Chairman and CEO of TIBCO Software. “The number and diversity of deals this quarter reinforces our view of the growing importance of the integration market. We continue to be focused on capturing the full potential of the market opportunity in front of us.”

Highlights for TIBCO’s Second Fiscal Quarter of 2005

During Q2, TIBCO added 83 new customers and made significant sales to both new and existing customers, including Carrefour, Harrah’s Entertainment, Telecom Italia S.p.A., DBS Bank Ltd., ChevronTexaco, E.&J. Gallo Winery, A.G. Edwards and Hawaiian Telcom.

Conference Call Details

TIBCO Software has scheduled a conference call for 5:00 p.m. Eastern Time today to discuss its fiscal second quarter results. The conference call will be hosted by CCBN and may be accessed over the Internet at http://www.tibco.com or via dial-in at (800) 289-0569 or (913) 981-5542. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available shortly after the live call ends through midnight on July 23, 2005 at www.tibco.com or via dial-in at (888) 203-1112 or (719) 457-0820. The pass code for the replay is 4139722.

About TIBCO Software

TIBCO Software Inc. (NASDAQ:TIBX) is a leading business integration and process management software company that enables real-time business. Real-Time Business is about helping companies become more cost-effective, more agile and more efficient. TIBCO has delivered the value of Real-Time Business, what TIBCO calls The Power of Now®, to over 2,000 customers around the world and in a wide variety of industries. For more information on TIBCO’s proven enterprise backbone, business integration, business process management, and business optimization solutions, TIBCO can be reached at +1 650-846-1000 or on the Web at www.tibco.com. TIBCO is headquartered in Palo Alto, CA.

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TIBCO, the TIBCO logo, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

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Use of Non-GAAP Financial Information

TIBCO provides non-GAAP net income and net income per share data as additional measures of its operating results. TIBCO believes that financial measures of income provide useful information to management and investors regarding certain additional financial and business trends relating to the company’s financial condition and results of operations. For example, the non-GAAP results are an indication of TIBCO’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core business operational results. In addition, these non-GAAP results are among the primary indicators management uses as a basis for planning for and forecasting of future periods. These measures are not in accordance with, or an alternative for, accounting principles generally accepted in the United States and may be different from non-GAAP measures used by other companies.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements regarding the growing importance of the integration software market and TIBCO’s ability to capitalize on the market opportunity within that market. Actual results could differ materially from such forward-looking statements if demand for integration products and services or economic conditions affecting the market for integration products and services fluctuate or if TIBCO is unable to compete successfully with new or existing competitors. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2004 and Quarterly Report on Form 10-Q for the quarter ended February 27, 2005. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Non-GAAP Statements of Operations

Impact of Non-GAAP Adjustments on Reported Net Income

(Unaudited)

(in thousands, except per share data)

	Three Months ended May 29, 2005
	GAAP	Adjustments (1)	Non-GAAP As Adjusted
Revenue	$101,388	$—	$101,388
Cost of revenue	31,402	(1,566)	29,836

Gross profit	69,986	1,566	71,552

Operating expenses:
Research and development	17,269	(3)	17,266
Sales and marketing	35,089	61	35,150
General and administrative	8,655	—	8,655
Restructuring charges	3,743	(3,743)	—
Amortization of acquired intangibles	2,315	(2,315)	—

Total operating expenses	67,071	(6,000)	61,071

Income from operations	2,915	7,566	10,481

Interest and other income, net	3,316	—	3,316

Income before income taxes	6,231	7,566	13,797

Provision for (benefit from) income taxes (2) (3)	(15,500)	20,743	5,243

Net income	$21,731	$(13,177)	$8,554

Net income per share - Basic	$0.10		$0.04

Shares used to compute net income per share - Basic	214,551		214,551

Net income per share - Diluted	$0.10		$0.04

Shares used to compute net income per share - Diluted	221,943		221,943

(1)	The following table summarizes the adjustments presented:

Three Months ended May 29, 2005
Net income, GAAP	$21,731
Stock-based compensation	(53)
Restructuring charges	3,743
Amortization of acquired intangibles	3,876
Provision for income taxes	(20,743)

Net income, non-GAAP	$8,554

(2)	The GAAP benefit from income taxes includes a tax benefit of $18.2M related to the partial release of the valuation allowance previously recorded against the Company’s deferred tax assets.
(3)	The estimated non-GAAP effective tax rate for 2005 of 38% has been used to adjust the provision for income taxes for non-GAAP purposes.

TIBCO Software Inc.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months ended			Six Months ended
	May 29, 2005	February 27, 2005	May 30, 2004	May 29, 2005	May 30, 2004
	Current	Last Qtr.	Last Year	Current	Last Year
Revenue:
License revenue:
Non-related parties	$40,082	$36,650	$41,261	$76,732	$77,720
Related parties	1,668	14,370	4,057	16,038	8,368

Total license revenue	41,750	51,020	45,318	92,770	86,088

Service and maintenance revenue:
Non-related parties	56,456	49,138	31,644	105,594	60,986
Related parties	1,556	2,780	3,317	4,336	6,836
Reimbursable expenses	1,626	1,208	970	2,834	1,740

Total service and maintenance revenue	59,638	53,126	35,931	112,764	69,562

Total revenue	101,388	104,146	81,249	205,534	155,650

Cost of revenue:
Cost of revenue - non-related parties	31,397	27,474	18,410	58,871	34,809
Cost of revenue - related parties	—	92	—	92	—
Stock-based compensation	5	5	9	10	23

Total cost of revenue	31,402	27,571	18,419	58,973	34,832

Gross Profit	69,986	76,575	62,830	146,561	120,818

Operating expenses:
Research and development
R&D - stock-based compensation	3	3	7	6	32
R&D - other expenses	17,266	16,187	13,832	33,453	26,926
Sales and marketing
S&M - stock-based compensation	(61)	85	20	24	56
S&M - other expenses	35,150	34,121	26,871	69,271	53,471
General and administrative
G&A - stock-based compensation	—	—	9	—	12
G&A - other expenses	8,655	9,800	5,727	18,455	10,530
Restructuring charges	3,743	—	—	3,743	—
Amortization of acquired intangibles	2,315	1,883	483	4,198	982

Total operating expenses	67,071	62,079	46,949	129,150	92,009

Income from operations	2,915	14,496	15,881	17,411	28,809

Interest income	3,598	2,784	2,092	6,382	4,205
Interest expense	(688)	(682)	(691)	(1,370)	(1,388)
Other income (expense), net	406	353	(1,243)	759	(1,044)

Income before income taxes	6,231	16,951	16,039	23,182	30,582

Provision for (benefit from) income taxes	(15,500)	6,563	6,441	(8,937)	12,456

Net income	$21,731	$10,388	$9,598	$32,119	$18,126

Net income per share - Basic	$0.10	$0.05	$0.05	$0.15	$0.09

Shares used to compute net income per share - Basic	214,551	214,751	198,816	214,651	204,002

Net income per share - Diluted	$0.10	$0.04	$0.05	$0.14	$0.08

Shares used to compute net income per share - Diluted	221,943	233,675	212,658	225,733	217,555

TIBCO Software Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands)

	May 29, 2005	November 30, 2004
ASSETS
Current assets:
Cash and cash equivalents	$172,170	$180,849
Short-term investments	305,730	292,686
Accounts receivable, net	93,135	109,002
Accounts receivable from related parties	1,165	2,886
Other current assets	15,502	16,984

Total current assets	587,702	602,407

Property and equipment, net	117,817	118,058
Long-term deferred income tax assets	30,850	—
Other assets	33,008	32,389
Goodwill	272,203	265,137
Acquired intangibles, net	70,977	64,820

Total assets	$1,112,557	$1,082,811

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,696	$7,058
Accrued liabilities	74,532	84,429
Accrued restructuring and excess facilities costs	9,514	9,489
Deferred revenue	74,362	60,633
Current portion of long-term debt	1,753	1,708

Total current liabilities	169,857	163,317

Accrued excess facilities costs, less current portion	27,160	29,878
Long-term deferred income tax liabilities	18,275	18,991
Long-term debt, less current portion	49,255	50,143

Total liabilities	264,547	262,329

Total stockholders’ equity	848,010	820,482

Total liabilities and stockholders’ equity	$1,112,557	$1,082,811

TIBCO Software Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Six Months ended
	May 29, 2005	May 30, 2004
Cash flows from operating activities:
Net income	$32,119	$18,126
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	7,521	6,300
Amortization of acquired intangibles	7,392	3,365
Stock-based compensation	40	117
Realized loss on investments, net	20	119
Deferred income taxes	(18,236)	—
Tax benefits related to acquisitions	—	9,131
Changes in assets and liabilities:
Accounts receivable	18,079	(16,869)
Accounts receivable from related parties	1,721	216
Other assets	1,460	(1,440)
Accounts payable	2,686	276
Accrued liabilities, restructuring and excess facilities costs	(11,664)	7,126
Deferred revenue	10,904	6,544

Net cash provided by operating activities	52,042	33,011

Cash flows from investing activities:
Purchases of short-term investments	(157,789)	(390,339)
Sales and maturities of short-term investments	143,915	632,637
Cash used in acquisition	(21,449)	—
Purchases of other property and equipment, net	(8,469)	(2,743)
Purchases of private equity investments	—	(121)
Restricted cash and short-term investments pledged as security	(580)	(150,748)

Net cash provided by (used for) investing activities	(44,372)	88,686

Cash flows from financing activities:
Proceeds from exercise of stock options	8,953	9,236
Proceeds from employee stock purchase program	2,969	2,423
Payment for purchase of retired shares	(26,024)	(115,000)
Principal payments on long term debt	(842)	(802)

Net cash used for financing activities	(14,944)	(104,143)

Effect of exchange rate changes on cash	(1,405)	422

Net change in cash and cash equivalents	(8,679)	17,976
Cash and cash equivalents at beginning of period	180,849	83,278

Cash and cash equivalents at end of period	$172,170	$101,254